UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2023

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	82-1476189 (I.R.S. Employer Identification Number)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement, Convertible Debentures and Warrants

On August 2, 2023 (the “Agreement Date”), Canoo Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with YA II PN, Ltd. (“Yorkville”), in connection with the issuance and sale by the Company of convertible debentures in an aggregate principal amount of $27,936,819 (the “Initial Debenture”) and pursuant to which the Company granted Yorkville an option (the “Option”) to purchase additional convertible debentures in an aggregate principal amount of up to $53,191,489 subject to the terms and conditions set forth in the Purchase Agreement (the “Option Debenture,” and together with the Initial Debenture, the “Convertible Debentures”).

The Convertible Debentures bear interest at a rate of 3.0% per annum, subject to increase to 15.0% per annum upon the occurrence of certain events of default. The Initial Debenture will mature on October 2, 2024, and may be extended at Yorkville’s option. The Option Debenture, to the extent issued, will mature 14 months after the date the Option Debenture is issued. The Initial Debenture resulted in gross proceeds to the Company of approximately $25.0 million (which amount does not include proceeds from the balance transferred from the April Convertible Debentures (as defined below)). The aggregate principal amount of the Initial Debenture consists of $26,595,745 of debt purchased at a purchase price equal to 94.0% of the aggregate principal amount thereof and $1,341,074 of debt assumed in respect of the Company’s obligations under the April Convertible Debentures. The Option Debenture, to the extent issued, will be purchased at a purchase price equal to 94.0% of the aggregate principal amount of the Option Debenture, resulting in gross proceeds to the Company of approximately $50.0 million assuming the Option is exercised in full. The Option may only be exercised by Yorkville during the period of 20 trading days following the date on which the Company has publicly announced that it has obtained the Stockholder Approvals described below.

The Convertible Debentures are convertible at the option of the holder into a number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), equal to the applicable Conversion Amount (as defined below) divided by the lower of (a)(i) in the case of the Initial Debenture, $0.50 per share and, (ii) in the case of the Option Debenture, $0.5358 per share (each of (i) and (ii), the “Fixed Conversion Price”) and (b) 95% of the lowest daily volume-weighted average price of the Common Stock during the five consecutive trading days immediately preceding the applicable conversion date (the “Variable Conversion Price”), but not lower than $0.10 per share (the “Floor Price”). The Convertible Debentures may be converted in whole or in part, at any time and from time to time, subject to the Exchange Cap (as defined below). The Conversion Amount with respect to any requested conversion will equal the principal amount requested to be converted plus all accrued and unpaid interest on the Convertible Debentures as of such conversion (the “Conversion Amount”). In addition, no conversion will be permitted to the extent that, after giving effect to such conversion, the holder together with the certain related parties would beneficially own in excess of 9.99% of the Common Stock outstanding immediately after giving effect to such conversion, subject to certain adjustments.

The Company shall not issue any Common Stock upon conversion of the Convertible Debentures held by Yorkville if the issuance of such shares of Common Stock underlying the Convertible Debentures would exceed the aggregate number of shares of Common Stock that the Company may issue upon conversion of the Convertible Debentures in compliance with the Company’s obligations under the rules or regulations of Nasdaq Stock Market (including shares underlying certain other convertible securities issued to Yorkville, the “Exchange Cap”). As of August 3, 2023, the Company had issued 95,447,319 shares of Common Stock to Yorkville pursuant to the Exchange Cap, with approximately 907 shares of Common Stock remaining available to be issued under the Exchange Cap. The Exchange Cap will not apply under certain circumstances, including if the Company obtains the approval of its stockholders as required by the applicable rules of the Nasdaq Stock Market for issuances of shares of Common Stock in excess of such amount.

The Convertible Debenture provides the Company, subject to certain conditions, with an optional redemption right pursuant to which the Company, upon 10 trading days’ prior written notice to Yorkville (the “Redemption Notice”), may redeem, in whole or in part, all amounts outstanding under the Convertible Debentures; provided that the trading price of the Common Stock is less than the applicable Fixed Conversion Price at the time of the Redemption Notice. The redemption amount shall be equal to the outstanding principal balance being redeemed by the Company, plus the redemption premium of 5.0% of the principal amount being redeemed, plus all accrued and unpaid interest in respect of such redeemed principal amount.

Upon the occurrence of certain trigger events, the Company will be required to make monthly cash payments of principal in the amount of $7,500,000 (or such lesser amount as may then be outstanding) plus a premium equal to 5.0% of such principal amount plus all accrued and unpaid interest as of such payment. Such payments will commence 10 trading days following the occurrence of a trigger event and continue on a monthly basis thereafter until the Convertible Debentures are repaid in full or until the conditions causing the trigger event are addressed in the manner provided for in the Convertible Debentures.

In addition, in connection with the Purchase Agreement, the Company issued to Yorkville a warrant (the “Initial Warrant”) to purchase 49,637,448 shares of Common Stock at an exercise price of $0.5358. If Yorkville exercises the Option, the Company will issue to Yorkville an additional warrant (the “Option Warrant” and together with the Initial Warrant, the “Warrants”) for a number of shares of Common Stock determined by dividing the principal amount so exercised (up to $53,191,489) by 0.5358. The Initial Warrant is immediately exercisable and will expire on August 2, 2028. The Option Warrant, to the extent issued, will be issued on the same terms as the Initial Warrant except that the exercise price of the Option Warrant will be $0.67 per share. The Warrants include customary adjustment provisions for stock splits, combinations and similar events. Prior to obtaining approval of stockholders, the Company may not issue any shares of Common Stock that exceed the number of shares that it may issue pursuant to Nasdaq Stock Market rules under the Warrants or other warrants issued to Yorkville.

In connection with the execution of the Purchase Agreement, the Company has agreed to hold an annual or special meeting of its stockholders (the “Proposed Stockholder Meeting”) on or before October 1, 2023 to: (i) obtain the consent of the stockholders of the Company pursuant to Nasdaq Listing Rules 5635 for the issuance of all shares of its Common Stock that could be issued pursuant to the Convertible Debentures and the Warrants (including, without limitation, the Option Debenture and Option Warrant) and (ii) obtain the consent of the stockholders to amend the Pre-Paid Advance Agreement entered into on July 20, 2022 between the Company and Yorkville to provide for a floor price of $0.10 per share (each of (i) and (ii), the “Stockholder Approvals”).

The foregoing descriptions of the Purchase Agreement, Convertible Debentures and Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed herewith as Exhibits 10.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Registration Rights Agreement

In connection with the Purchase Agreement, on the Agreement Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Yorkville pursuant to which the Registrable Securities (as defined therein) held by Yorkville, subject to certain conditions, will be entitled to registration under the Securities Act. Pursuant to the Registration Rights Agreement, the Company is required to, within 10 calendar days receiving the Stockholder Approvals, file with the Securities and Exchange Commission (the “SEC”) (at its sole cost and expense) one or more registration statements (the “Registration Statements”) covering the resale by Yorkville of all shares issuable upon exercise of the Initial Warrant and at least 100,000,000 shares of Common Stock issuable upon conversion of the Initial Debenture. Within 15 calendar days following the issuance of the Option Debenture and the Option Warrant, the Company shall file one or more additional Registration Statements covering such number of shares of Common Stock as Yorkville shall required, not to exceed 200% of all shares issuable upon conversion of the Convertible Debentures (assuming conversion at the Floor Price) and upon exercise of the Warrants.

The Company has agreed to use its best efforts to ensure any registration statement filed thereunder is effective within 60 days of filing such registration statement. If the Company fails to file the Registration Statements with the SEC by the applicable filing deadline or obtain effectiveness by the applicable effectiveness deadline, or if a Registration Statement fails to remain continuously effective, if the Company is not permitted to utilize a Registration Statement for a certain period of time, or if the Company fails to comply with certain public information requirements, such event will be deemed an Event of Default (as defined in the Convertible Debenture). Under the Registration Rights Agreement, Yorkville was also granted demand registration rights for any Registrable Securities not included in the Registration Statements and piggyback registration rights.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which is filed herewith as Exhibit 4.3 and is incorporated herein by reference.

Transfer of April Convertible Debenture Balance

The Company and Yorkville have agreed to transfer the outstanding balance on the convertible debentures issued pursuant to the Securities Purchase Agreement entered into Yorkville on April 24, 2023 (the “April Convertible Debentures”) to the Initial Debenture. Such outstanding balance is reflected in the aggregate principal amount issuable available under the Initial Debenture. As a result of such transfer, no amounts remain outstanding under the April Convertible Debentures. All amounts under the Initial Debentures, including amounts assumed in respect of the April Convertible Debentures, are to be governed by the terms of the Purchase Agreement and the Convertible Debentures.

Item 1.02	Termination of a Material Definitive Agreement.

The information under the heading “Transfer of April Convertible Debenture Balance” in Item 1.01 is incorporated into this Item 1.02 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference. The issuance of Convertible Debentures and Warrants was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Yorkville represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that each of the Convertible Debentures and Warrants was acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

Item 8.01	Other Events.

In connection with the Purchase Agreement, on the Agreement Date, the Company entered into voting agreements (collectively, the “Voting Agreements”) with certain Company stockholders, including Tony Aquila, the Company’s Chief Executive Officer, and certain entities affiliated with Mr. Aquila. Pursuant to the Voting Agreements, each stockholder party thereto has agreed to vote their shares of Common Stock in favor of the proposals at the Proposed Stockholder Meeting. Each Voting Agreement will terminate upon the earliest to occur of: (a) the date on which the Purchase Agreement is terminated in accordance with its terms; (b) the termination of such Voting Agreement by mutual written agreement of the Company and the stockholder party thereto; and (c) the date on which the Stockholder Approvals are obtained.

The foregoing description of the Voting Agreements is qualified in its entirety by reference to the Form of Voting Agreement, which is filed hereto as Exhibit 99.1 and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Convertible Debenture (attached as Exhibit A to Exhibit 10.1).
4.2	Form of Warrant (attached as Exhibit B to Exhibit 10.1).
4.3	Registration Rights Agreement.
10.1	Securities Purchase Agreement.*
99.1	Form of Voting Agreement.
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

* Certain schedules and exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2023	CANOO INC.

	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary